                                  EXHIBIT 10.23

                       WAIVER, CONSENT AND AMENDMENT NO. 1


     This Waiver, Consent and Amendment No. 1 (the "Amendment") is entered into as of June 12, 1995 by and among ProNet Inc. (the "Borrower"), the undersigned Lenders and The First National Bank of Chicago, as Agent.

                               W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 9, 1995 (the "Agreement"); and

     WHEREAS, the Borrower and the Lenders desire to (i) waive a certain violation of the Agreement, (ii) consent to the incurrence of certain subordinated indebtedness and the terms of subordination thereof, and (iii) amend the Agreement in certain respects, all as more fully described hereinafter;

     NOW, THEREFORE, in consideration of the premises herein contained. and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the Agreement, as amended hereby.

     2. WAIVER. The Lenders hereby waive the violation of Section 6.23 of the Agreement and any Default created thereby to the extent that such violation or Default was caused by the failure of the Borrower to maintain, during the period from April 10, 1995 to and including the earlier of (i) the date on which the Borrower incurs the 1995 Senior Subordinated Indebtedness and (ii) July 3, 1995, the interest rate exchange or insurance agreements required to be maintained under said Section 6.23.

     3.    CONSENT; NOTICE.

           (a) The Lenders hereby consent to the incurrence by the Borrower of the Subordinated Indebtedness evidenced and governed by that certain indenture dated as of June 15. 1995 (the "Indenture") between the Borrower and First Interstate Bank of Texas, N.A., as Trustee, in substantially the form of the draft dated June 6, 1995, a copy of which is attached hereto as Annex I, and the terms of subordination thereof, provided that, (i) the 11 7/8% Senior Subordinated Notes due 2005 issued pursuant to the Indenture shall bear interest at a rate not in excess of 12.5% per annum and (ii) concurrently with the issuance of such 11 7/8% Senior Subordinated Notes due 2005, the Borrower shall
(1) make a prepayment on the Advances outstanding in an amount equal to the lesser of (aa) the aggregate unpaid principal amount of the Advances outstanding and (bb) 100% of the Net Cash Proceeds realized by the Borrower from the issuance of such 11 7/8% Senior Subordinated Notes due 2005 (which prepayment may, subject to and in accordance with the terms of the Agreement, be reborrowed), together with interest accrued on the amount prepaid and any amounts which may be required under Section 3.4 of the Agreement, (2) pay to the Agent, for the account of each of the Lenders, such fees as shall have heretofore been agreed upon in writing, and (3) furnish to the Agent copies, certified by the Secretary or an Assistant Secretary of the Borrower, of a fully executed counterpart of the Indenture, together with all exhibits, supplements and amendments thereto, all of which shall be in form and substance satisfactory to the Required Lenders.

           (b) Promptly after the Indenture has become effective, the Borrower shall provide written notice thereof to the Agent.

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     4.    AMENDMENTS TO THE AGREEMENT.

     4.1.  Article 1 of the Agreement is hereby amended by:

     (i) Deleting, in its entirety, the definition of "Leverage Ratio" where it appears therein.

     (ii) Amending the definition of "Operating Cash Flow" set forth therein by deleting the words "Leverage Ratio" in each place they appear therein and inserting the words "Senior Leverage Ratio or Total Leverage Ratio" in lieu thereof in each such place.

     (iii) Amending the definition of "Subordinated Indebtedness" set forth therein to read in its entirety as follows:

                 "'Subordinated indebtedness' of a Person means, collectively,
           (i) with respect to the Borrower, the 1995 Senior Subordinated Indebtedness and (ii) with respect to the Borrower or any other Person, any other Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders."

     (iv)  Inserting, in proper alphabetical order, the following definitions:

                 "'First Amendment Effective Date' means the 'First Amendment Effective Date' under and as defined in that certain Waiver, Consent and Amendment No. 1 dated as of June 12, 1995 to this Agreement.

                 "'1995 Senior Subordinated Indebtedness' means any and all Indebtedness of the Borrower evidenced or governed by or outstanding under that certain Indenture dated as of June 15,1995 between the Borrower and First Interstate Bank of Texas, N.A., as Trustee."

                 "'Senior Leverage Ratio' means, as at any date of determination thereof, the ratio of (i) (a) all Indebtedness (excluding Subordinated Indebtedness) outstanding as at such date of determination minus (b) prior to July 1, 1996 and so long as no Default or Unmatured Default shall exist on such date of determination and no Advances shall be outstanding hereunder, cash on hand in excess of $1,000,000 to (ii) Annualized Operating Cash Flow as at such date of determination, all calculated for the Borrower and Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied."

                 "'Total Leverage Ratio' means, as at any date of determination thereof, the ratio of (i) (a) all Indebtedness (including Subordinated Indebtedness) outstanding as at such date of determination minus (b) prior to July 1, 1996 and so long as, on such date of determination, no Default or Unmatured Default shall exist and no Advances shall be outstanding hereunder, cash on hand in excess of $1,000,000 to (ii) Annualized Operating Cash Flow as at such date of determination, all calculated for the Borrower and Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied."

     4.2. Section 2.4 of the Agreement is hereby amended (i) by inserting, immediately before the words "Leverage Ratio" in each place they appear therein, the word "Total" and (ii) amending the table set forth therein to read in its entirety as follows:


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                                      Applicable Margin    Applicable Margin
    "Total                            for Floating         for Eurodollar
   Leverage Ratio                     Rate Advances        Advances
   --------------                     -------------        --------

   Greater than
   4.5:1.0                                1.25%              2.50%

   Less than or
   equal to 4.5:1.0
   but greater than
   4.0:1.0                                1.00%              2.25%


   Less than or equal
   to 4.0:1.0 but greater
   than 3.5:1.0                            .75%              2.00%


   Less than or equal
   to 3.5:1.0 but greater
   than 3.0:1.0                            .50%              1.75%

   Less than or equal
   to 3.0:1.0 but greater
   than 2.5:1.0                            .25%              1.50%


   Less than or equal
   to 2.5:1.0 but greater
   than 2.0:1.0                              0%              1.25%

   Less than or equal
   to 2.0:1.0                                0%              1.00%"

4.3. Section 6.4.1 of the Agreement is hereby amended to read in its entirety as follows:

     "6.4.1.     TOTAL LEVERAGE RATIO. The Borrower will maintain, as at the last day of each fiscal quarter ending during the periods set forth below, a Total Leverage Ratio not greater than the ratio set forth below opposite each such period:

     Period                                  Ratio
     ------                                  -----

     Restructuring Date through but
     excluding First Amendment Effective
     Date                                    4.00:1.0

     First Amendment Effective Date
     through and including 6/30/96           5.00:1.0


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     7/1/96 through and including 6/30/97    4.75:1.0

     7/1/97 and thereafter                   4.50:1.0"

     4.4. Section 6.4 of the Agreement is hereby amended by inserting, at the end thereof, the following new Section 6.4.4:

           "6.4.4.     SENIOR LEVERAGE RATIO. The Borrower will maintain, as at
           the last day of each fiscal quarter ending during the periods set forth below, a Senior Leverage Ratio not greater than the ratio set forth below opposite each such period:

           Period                                           Ratio
           ------                                           -----

           Restructuring Date through but
           excluding First Amendment Effective Date         4.00:1.0

           First Amendment Effective Date through
           and including 6/30/96                            3.75:1.0

           7/1/96 through and including 6/30/97             3.50:1.0

           7/1/97 through and including 6/30/98             3:25:1.0

           7/1/98 through and including 6/30/99             3.00:1.0

           7/1/99 and thereafter                            2.50:1.0"


     4.5. Section 6.23 of the Agreement is hereby amended to read in its entirety as follows:

                 "6.23. RATE HEDGING OBLIGATIONS. The Borrower will, at all times on and after the earlier of (i) the date on which the Borrower incurs the 1995 Senior Subordinated Indebtedness and (ii) July 3, 1995, cause the Interest Expense on not less than 50% of the aggregate principal amount of all outstanding Indebtedness of the Borrower to be effectively fixed at a prevailing market rate through either or both of (a) loans or other financial accommodations being interest at a fixed rate or (b) an interest rate exchange or insurance agreement or agreements with one or more financial institutions acceptable to the Required Lenders in their reasonable discretion."

     4.6. Section 7.15 of the Agreement is hereby amended to read in its entirety as follows:

           "7.15. Any Change in Control shall occur; or any 'Change of Control' under and as defined in that certain Indenture dated as of June 15, 1995 between the Borrower and First Interstate Bank of Texas, N.A. shall occur."

     4.7. Schedule I to Exhibit "C" to the Agreement is hereby amended to read in its entirety in the form of Annex II hereto.

     5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants that:


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     5.1.  The representations and warranties set forth in Article V of the
Agreement, as amended hereby, are true, correct and complete on the date hereof as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date, and, after giving effect to the waiver herein contained, there exists no Default or unmatured Default on the date hereof.

     5.2. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings, and this Amendment and the Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     5.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any of its Subsidiaries' articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder. No consent, approval or authorization of any Person is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Amendment or the Agreement, as amended by this Amendment.

     6. FIRST AMENDMENT EFFECTIVE DATE. This Amendment shall become effective as of the date first above written (the "First Amendment Effective Date") upon receipt by the Agent of the following:

     (i) Counterparts of this Amendment duly executed by the Borrower and the Required Lenders.

     (ii) Copies, certified by the Secretary or an Assistant Secretary of the Borrower, of a fully executed counterpart of the Purchase Agreement dated as of June 12, 1995 among the Borrower, Lehman Brothers Inc., Alex. Brown & Sons Incorporated and PaineWebber Incorporated, together with all exhibits, supplements and amendments thereto, all of which shall be in form and substance satisfactory to the Required Lenders, and evidence satisfactory to the Agent that such Purchase Agreement shall have become effective.

     (iii) Such other documents (including, without limitation, an opinion of Borrower's counsel) as the Agent may reasonably request.

     7. RATIFICATION. It is understood and agreed that all of the terms, conditions and covenants of the Agreement, except as specifically waived or amended hereby, shall remain unaltered and in full force and effect and shall continue to be binding upon the Borrower in all respects. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

     8. REFERENCE TO AGREEMENT. From and after the First Amendment Effective Date, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.


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     9.    COSTS AND EXPENSES.  The Borrower agrees to pay all costs, fees and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

     10. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


     11. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Borrower, the undersigned Lenders and the Agent have executed this Amendment as of the date first above written.


                         PRONET INC.


                         By:/s/ Jan Gaulding
                            ---------------------------
                            Jan Gaulding
                            Senior Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO,
                           Individually and as Agent

                         By:/s/ C. Mark Hedrick
                            ----------------------------
                            C. Mark Hedrick
                            Vice President


                         FIRST INTERSTATE BANK OF TEXAS, N.A.

                         By:/s/ Jeffrey Cook
                            -----------------------------
                         Print Name: Jeffrey Cook
                                    ---------------------
                         Title:      Vice President
                               --------------------------

                         THE BANK OF CALIFORNIA, N.A.

                         By:/s/ Gail L. Fletcher
                            -----------------------------
                         Print Name: Gail L. Fletcher
                                    ---------------------
                         Title:      Vice President
                               --------------------------


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